UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 26, 2024

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices)
(Zip Code)
 (441) 278-4580
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On February 26, 2024, James River Group Holdings, Ltd. (the “Company”) entered into (i) a Waiver Agreement to the Third Amended and Restated Credit Agreement dated as of July 7, 2023 (the “KeyBank Facility”) by and among the Company and JRG Reinsurance Company Ltd. (“JRG Re”), as borrowers, KeyBank National Association (“KeyBank”) as Administrative Agent and Letter of Credit Issuer, KeyBank and Truist Securities, Inc. as Joint Book Runners and Joint Lead Arrangers, Truist Bank as Syndication Agent, and the lender parties thereto (the “KeyBank Lenders”) (the “KeyBank Waiver”), and (ii) a Limited Waiver Agreement to the Credit Agreement dated as of August 2, 2017, as amended, (the “BMO Facility”) by and among the Company and JRG Re, as borrowers, and BMO Bank N.A., as the lender (“BMO”) (together with the KeyBank Waiver, the “Waivers” and each a “Waiver”).
Pursuant to the Waivers, each of KeyBank as Administrative Agent, the KeyBank Lenders and BMO waived until March 1, 2025 the Event of Default under Section 7.01(d)(i) of each of the KeyBank Facility and the BMO Facility, respectively, caused by the downgrade by A.M. Best of the financial strength rating of JRG Re from “A-” to “B++” on December 20, 2023 (the “Subject Default”). The financial strength rating covenant in Section 6.15 of each of the KeyBank Facility and the BMO Facility requires that each of the Company’s regulated insurance subsidiaries maintain an A.M. Best financial strength rating not lower than “A-”. Upon the closing of the sale of JRG Re pursuant to that certain Stock Purchase Agreement, dated as of November 8, 2023, by and between the Company and Fleming Intermediate Holdings LLC, JRG Re will no longer be an insurance subsidiary under the KeyBank Facility or the BMO Facility and the Subject Default will no longer be continuing.
The summaries of the Waivers in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to each Waiver, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference in their entirety herein.

Item 2.02	Results of Operations and Financial Condition.
On February 28, 2024, the Company issued a press release announcing its financial results for the quarter and fiscal year ended December 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).
The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 8.01	Other Events.
On February 28, 2024, the Company announced that its Board of Directors declared a cash dividend of $0.05 per common share of the Company to be paid on March 29, 2024 to shareholders of record on March 11, 2024.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibits are furnished as a part of this Form 8-K:

Exhibit No.	Description
10.1
Waiver Agreement dated February 26, 2024 to the Third Amended and Restated Credit Agreement dated as of July 7, 2023 by and among James River Group Holdings, Ltd. and JRG Reinsurance Company Ltd., as borrowers, KeyBank National Association (“KeyBank”) as Administrative Agent and Letter of Credit Issuer, KeyBank and Truist Securities, Inc. as Joint Book Runners and Joint Lead Arrangers, Truist Bank as Syndication Agent, and the lender parties thereto

10.2
Limited Waiver Agreement dated February 26, 2024 to the Credit Agreement dated as of August 2, 2017, as amended, by and among James River Group Holdings, Ltd. and JRG Reinsurance Company Ltd., as borrowers, and BMO Harris Bank N.A., as the lender

99.1	Press Release of the Company dated February 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: February 28, 2024	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer